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                         [PULASKI FINANCIAL CORP. LOGO]


FOR IMMEDIATE RELEASE


           PULASKI FINANCIAL REPORTS SECOND QUARTER NET INCOME UP 41%
                         TO $2.0 MILLION OVER PRIOR YEAR

        o  REPORTED EARNINGS PER SHARE INCREASES 34% QTD OVER PRIOR YEAR
        o  NET INTEREST INCOME EXPANDS 51% QTD OVER PRIOR YEAR TO $5.4 MILLION
        o CHECKING ACCOUNT BALANCES JUMP 13% DURING THE QUARTER FOLLOWING A CHALLENGE FROM THE CEO
        o  INVESTMENT AND TITLE DIVISIONS BEGIN TO MAKE CONTRIBUTIONS


ST. LOUIS, APRIL 25, 2005--Pulaski Financial Corp. (Nasdaq: PULB) today reported earnings for the quarter ended March 31, 2005 increased 41% to $2.0 million, or $0.34 per diluted share compared with earnings of $1.4 million, or $0.25 per diluted share, during the same quarter a year ago. Earnings for six months ended March 31, 2005 increased 38% to $3.9 million, or $0.67 per diluted share compared with earnings of $2.8 million, or $0.49 per diluted share during the same period a year ago.

CEO CHALLENGE DRIVES DEPOSIT GROWTH
William A. Donius, chairman and chief executive officer, commented, "In this challenging interest rate environment, we are pleased that both our net interest margin and our return on equity remained steady and strong at 3.42% and 17.87%, respectively. Our success in growing transaction account balances is a key factor in stabilizing our results. This quarter, following my challenge for us to obtain additional deposits, non-brokered deposits grew by more than 10%, including a 13% increase in checking account balances."

NET INTEREST INCOME GROWTH KEY TO STRONG RESULTS
Net interest income for the quarter expanded 51% to $5.4 million over the prior year. Portfolio loan growth slowed during the quarter to 2%, due in part to a loan pool sale combined with the rise in interest rates, which softened loan demand. "We anticipate stronger demand in the spring and fall months due to seasonal changes in residential and home equity lending," Donius noted. Year to date, the loan portfolio has increased 11%.

RETAIL BANKING SUCCESS CONTINUES
"The mortgage and retail banking divisions continue to serve as our primary sources of non interest income. Our lending teams in St. Louis and Kansas City have excellent reputations in their respective communities and continue to increase market share as evidenced by the 36% increase in mortgage revenue for the quarter. The mortgage division generated $1.2 million in mortgage revenues in the quarter. We also reported $566,000 in retail banking revenue. We continue to focus on winning over core checking account and money market relationships. With each passing year, we are further enhancing our core customer base," Donius said.

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During the quarter, the Company sold a $5.9 million pool of second mortgage residential loans from the retained loan portfolio, partially offsetting current period loan growth of $18.0 million. The net benefit on the loan pool sale after tax was $126,000. Donius commented, "We expect to book double digit loan growth by fiscal year end. We are being very prudent about the credits that we book and are in no rush to grow the portfolio faster than is appropriate."

INVESTMENT AND TITLE DIVISIONS REPORT CONTRIBUTIONS
"Our Title and Investment divisions are starting to make a contribution," stated Donius. The Title Division contributed net pre-tax income of $46,000 for three months and $108,000 for six months on $200,000 and $359,000 of revenue of three months and six months ended March 31, 2005, respectively. The investment division is close to breaking even after generating $259,000 of revenue for the three months and $398,000 of revenue for the six-month period ending March 31, 2005," Donius said.

OTHER OPERATING RESULTS
Compensation expense increased $1.0 million to $2.5 million during the quarter ended March 31, 2005 compared to the same three-month period a year ago. Compensation expense increased due to the addition of staff in the investment, title and commercial divisions, as well as in our audit and accounting departments. The company is experiencing higher expenses as it complies with
Section 404 of Sarbanes-Oxley.

Salary expense increased $413,000 from the December quarter due to lower deferred costs on lower loan volumes in the mortgage and commercial division in the previous period. In addition, employer paid taxes were $164,000 higher in the quarter ended March 31, 2005 than the quarter ended December 31, 2005. Professional services and other expenses rose during the quarter due to increased legal expenses for matters that were resolved during the quarter as well as other operating expenses for the new divisions.

The company's balance sheet remained strong at the end of the second quarter. Total assets rose to $708.7 million from $637.3 million at September 30, 2004. Net loans at quarter-end stood at $619.9 million, compared with $559.7 million as of September 30, 2004. Deposits as of quarter-end were $492.6 million up from $406.8 million as of September 30, 2004. Shareholders' equity rose to $45.0 million from $40.7 million at the end of the previous fiscal year. The Company's interest rate risk remains low as assets and liabilities are well matched. Two thirds of the interest sensitive assets and liabilities will reprice in one year or less.

Non-performing assets declined from $6.0 million at December 31, 2004 to $3.9 million at March 31, 2005 due to a decline in the balance of past due residential loan balances as well as a $650,000 decline in real estate acquired in settlement of loans. At March 31, 2005 nonperforming loans as a percent of total loans was 0.46% compared to 0.76% at September 30, 2004. Net loan charge-offs totaled $71,000 during the quarter.

"Due to the strong growth trends, we remain very optimistic about our outlook for the second half of fiscal year 2005," said Donius. "We remain very optimistic about our strong double-digit earnings growth forecast for fiscal 2005. The economies in St, Louis and Kansas City are continuing to grow, creating increased demand for both consumer and commercial banking services. The mortgage market has remained stable in the rising rate environment. We remain focused on the purchase segment of the mortgage market and we are enjoying increasing success offering the home equity line of credit option to borrowers. We also expect our commercial banking business to continue to grow. We have been prudent in our entry into the commercial arena. The experience we've gained is allowing us to continue to expand our efforts, prudently. We expect commercial banking to be a more significant contributor to our performance as the year progresses.


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"Our optimism is further fueled by the fact that banking customers are increasingly recognizing that the personalized service they still desire can be experienced at Pulaski Bank. That translates into not only increased deposits but also additional fee income as our relationships with current customers deepen and we attract new customers," Donius added.

CONFERENCE CALL TODAY
Pulaski Financial management will discuss first-quarter results and other developments today during a conference call beginning on Monday at 10 a.m. Central Standard Time. The call also will be simultaneously webcast and archived for three months at: http://www.viavid.net/detailpage.aspx?sid=000024C5. Participants in the conference call may dial 877-407-9039 a few minutes before start time. The call also will be available for replay through May 9, 2005 at 877-660-6853, account number 3055 and conference I.D. 149037.

Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service branch offices. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and comparative data.

STATEMENTS CONTAINED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE BELIEFS AND EXPECTATIONS OF MANAGEMENT AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE AMONG OTHERS, CHANGES IN MARKET INTEREST RATES AND GENERAL AND REGIONAL ECONOMIC CONDITIONS, CHANGES IN GOVERNMENT REGULATIONS, CHANGES IN ACCOUNTING PRINCIPLES AND THE QUALITY OR COMPOSITION OF THE LOAN AND INVESTMENT PORTFOLIOS AND OTHER FACTORS THAT MAY BE DESCRIBED IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED DECEMBER 31, MARCH 31 AND JUNE 30 AND IN ITS ANNUAL REPORT ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:
William A. Donius, President & CEO            Michael Arneth or Brien Gately
Pulaski Financial Corp.                       The Investor Relations Company
(314) 878-2210 Ext. 3610                      (847) 296-4200

                                TABLES FOLLOW...


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
                                    PULASKI FINANCIAL CORP.
                          UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

SELECTED BALANCE SHEET  DATA:                                          At Mar 31,         At Sept 30,
(In thousands except per share data)                                      2005               2004
                                                                      ------------       ------------
Total assets                                                          $  708,695         $  637,278
Loans receivable, net                                                    565,912            510,584
Allowance for loan losses                                                  5,820              5,463
Loans held for sale, net                                                  53,972             49,152
Investment securities                                                      8,087             13,701
FHLB stock                                                                 7,716              7,538
Mortgage-backed & related securities                                       5,650              6,574
Cash and cash equivalents                                                 30,637             19,581
Deposits                                                                 492,620            406,799
FHLB advances                                                            121,100            154,600
Subordinated debentures                                                   19,589              9,279
Shareholders' equity                                                      44,960             40,674
Book value per share                                                        8.04               7.47

ASSET QUALITY RATIOS:
Nonperforming loans as a percent of total loans                             0.46%              0.76%
Nonperforming assets as a percent of total assets                           0.54%              0.84%
Allowance for loan losses as a percent of total loans                       0.78%              0.99%
Allowance for loan losses as a percent of nonperforming loans             169.40%            130.63%


                                                                       Three Months                       Six Months
SELECTED OPERATING DATA:                                              Ended March 31,                    Ended March 31,
(In thousands except share data)                               -----------------------------       --------------------------
                                                                  2005               2004             2005            2004
                                                               ----------         ----------       ----------      ----------
Interest income                                                $    8,755         $    5,177       $   16,961      $   10,271
Interest expense                                                    3,387              1,643            6,506           3,268
                                                               ----------         ----------       ----------      ----------

Net interest income                                                 5,368              3,534           10,455           7,003
Provision for loan losses                                             117                316              467             580
                                                               ----------         ----------       ----------      ----------

Net interest income after provision for loan losses                 5,251              3,218            9,988           6,423

Retail banking fees                                                   566                547            1,186           1,077
Mortgage revenues                                                   1,263                930            2,380           2,082
Revenue from title company operations                                 200                  -              359               -
Revenue from investment division operations                           259                  -              398               -
Insurance commissions                                                  49                 66              116             109
Gain on sale of securities                                              -                456                -             736
Other                                                                 248                174              492             374
                                                               ----------         ----------       ----------      ----------
   Total non-interest income                                        2,585              2,173            4,931           4,378

Compensation expense                                                2,481              1,455            4,549           2,915
Other                                                               2,183              1,689            4,095           3,399
                                                               ----------         ----------       ----------      ----------
   Total non-interest expense                                       4,664              3,144            8,644           6,314

Income before income taxes                                          3,172              2,247            6,275           4,487
Income taxes                                                        1,165                819            2,358           1,655
                                                               ----------         ----------       ----------      ----------
Net income                                                     $    2,007         $    1,428       $    3,917      $    2,832
                                                               ==========         ==========       ==========      ==========
SHARE DATA
Weighted average shares outstanding-basic                       5,555,830          5,376,407        5,510,578       5,373,233
Weighted average shares outstanding-diluted                     5,875,910          5,823,680        5,849,656       5,800,431
EPS-basic                                                      $     0.36         $     0.27       $     0.71      $     0.53
EPS-diluted                                                    $     0.34         $     0.25       $     0.67      $     0.49
Dividends                                                      $     0.09         $     0.06       $     0.18      $     0.12

PERFORMANCE RATIOS:
Return on average assets                                             1.19%              1.30%            1.18%           1.33%
Return on average equity                                            17.87%             15.06%           17.96%          15.08%
Interest rate spread                                                 3.31%              3.38%            3.26%           3.45%
Net interest margin                                                  3.42%              3.48%            3.37%           3.56%